Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                               VASOMEDICAL, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                                   11-2871434
(State or other jurisdiction of         (IRS Employer Identification No.)
 incorporation or organization)

180 Linden Avenue, Westbury, New York                 11590
(Address of principal executive offices)           (Zip Code)

              VASOMEDICAL, INC. 1999 STOCK OPTION PLAN, AS AMENDED
                            (Full title of the plan)

                         D. Michael Deignan, President
                               Vasomedical, Inc.
                               180 Linden Avenue
                            Westbury, New York 11590
                    (Name and address of agent for service)

                                 (516) 997-4600
         (Telephone number, including area code, of agent for service)

                                    copy to:
                            David H. Lieberman, Esq.
                    Blau, Kramer, Wactlar & Lieberman, P.C.
                             100 Jericho Quadrangle
                            Jericho, New York 11753
                                 (516) 822-4820


                        CALCULATION OF REGISTRATION FEE

                                             Proposed maximum     Proposed maximum
Title of securities   Amount to be          offering price per   aggregate offering     Amount of
  to be registered    Registered (1)           security (2)          price (2)        registration fee
--------------------  --------------       --------------------  -------------------  -----------------

Common Stock,
par value $.001
per share             2,000,000 shs.(3)(4)        $2.77               $5,540,000          $509.68

(1) The Registration statement also covers an indeterminate number of shares of Common Stock which may become issuable pursuant to anti-dilution and adjustment provisions of the plan.

(2) Estimated solely for the purpose of calculating the registration fee, based upon the average of the high and low prices of the Company's Common Stock reported on Nasdaq on April 11, 2002, pursuant to Rule 457.

(3)  Represents   additional   shares  of  Common  Stock   issuable   under  the
     Vasomedical, Inc. 1999 Stock Option Plan, as amended.

(4) Pursuant to Rule 457, a registration fee of $509.68 is payable with respect to the additional 2,000,000 shares of Common Stock issuable under the Vasomedical, Inc. 1999 Stock Option Plan, as amended.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     This Registration Statement on Form S-8 is being filed to register an additional 2,000,000 shares of Common Stock available for issuance under the Registrant's 1999 Stock Option Plan, as amended. An initial Registration Statement on Form S-8 (Registration Statement No. 333-85457) was previously filed with respect to that plan, as well as a Registration Statement (Registration Statement No. 333-42692) for the first amendment to that plan. The contents of such earlier Registration Statement Nos. 333-85457 and 333- 42692 are hereby incorporated by reference.

     All documents filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the termination of this offering of Common Stock shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supercedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     The Company will provide without charge to each person to whom a copy of this Registration Statement is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference
(except for exhibits thereto unless specifically incorporated by reference therein). Requests for such copies should be directed to the Secretary, Vasomedical, Inc., 180 Linden Avenue, Westbury, New York 11590, (516) 997-4600 ext. 790.

Item 8. Exhibits.

     4    1999 Stock Option Plan, as amended

     5    Opinion and consent of Blau, Kramer, Wactlar & Lieberman, P.C.

     23.1 Consent of Blau, Kramer, Wactlar & Lieberman, P.C. - included in their opinion filed as Exhibit 5

     23.2 Consent of Grant Thornton LLP

     24   Power of Attorney - included in signature page hereof

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf thereunto duly authorized, in Westbury, New York on the 10th day of April, 2002.

                                        VASOMEDICAL,  INC.

                                        By:  /s/ D.  Michael Deignan
                                             D. Michael Deignan,
                                             President and Chief Executive
                                             Officer and Director
                                             (Principal Executive Officer)

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints D. Michael Deignan and Joseph A. Giacalone, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities indicated on April 10, 2002.

Signatures                          Title
----------                          -----

-------------------------       Director
Alexander G. Bearn

-------------------------       Director
David S. Blumenthal

-------------------------       Chairman of the Board
Abraham E. Cohen

/s/ D. Michael Deignan          President, Chief Executive Officer and
D. Michael Deignan              Director (Principal Executive Officer)

/s/ Joseph A. Giacalone         Secretary and Chief Financial Officer (Principal
Joseph A. Giacalone             Financial and Accounting Officer)

/s/ John C. K. Hui              Director
John C. K. Hui

-------------------------       Director
Photios T. Paulson

-------------------------       Director
Kenneth W. Rind

/s/ E. Donald Shapiro           Director
E. Donald Shapiro

/s/ Anthony Viscusi             Director
Anthony Viscusi

/s/ Forrest R. Whittaker        Director
Forrest R. Whittaker

/s/ Martin Zeiger               Director
Martin Zeiger